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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98534) and the Registration Statements on Forms S-8 (No. 333-13599, No. 333-13509 and No. 333-13511) of Universal Stainless & Alloy Products, Inc. of our report dated January 19, 1998, except for note 4 which is as of January 30, 1998, appearing on page 20 of the Annual Report to Stockholders which is incorporated by reference into this Annual Report on Form 10K.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
March  30, 1998